Exhibit 99.1

Crumbs Bake Shop, Inc. Reports Fourth Quarter 2012 Financial Results,

And Pending Capital Raise

Updates 2013 Outlook

New York, New York. April 11, 2013 – Crumbs Bake Shop, Inc. (“Crumbs”) (NASDAQ: CRMB), the largest cupcake specialty store chain in the U.S., today reported financial results for the quarter ended December 31, 2012. In addition, Crumbs announced that it has executed a binding term sheet relating to a pending sale of no less than $10 million aggregate principal amount of its senior unsecured convertible promissory notes to accredited investors.

In addition, the Company updated its outlook for 2013.

Fourth Quarter 2012 Highlights as Compared to Fourth Quarter 2011 Highlights:

▪	Net sales decreased 2.0% to $10.8 million. The fourth quarter included a negative impact of an estimated $ 0.7 million in lost sales related to Hurricane Sandy.
▪	Store operating weeks increased 28.0% to 735 from 574.
▪	Gross profit decreased 8.7% to $5.7 million.
▪	GAAP net loss attributable to controlling and non-controlling interests was $(6.4) million compared to a net loss attributable to controlling and non-controlling interests of $(3.0) million.
▪	Adjusted EBITDA[1], a non GAAP measure, was $(1.8) million compared to $(0.5) million.

1.	See financial tables for a reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results.

Julian R. Geiger, President and Chief Executive Officer, said “Despite real progress on several of our strategic initiatives during the period, our financial results for the fourth quarter were certainly disappointing and below our expectations. While Hurricane Sandy effectively eliminated the critical Halloween selling period for us, economic headwinds also played a significant role in affecting our performance.”

Geiger continued, “While very pleased with the customers’ reaction to, and resulting performance in, our new mall kiosks and stores, sales in many of our pre-existing street locations continued to deteriorate. We understand the importance of reversing this trend and making this initiative our top priority. In those instances where we feel that certain underperforming stores may not make an appropriate contribution to the company and its bottom line, we will be active in identifying ways to close those stores on an economic and timely basis consistent with our needs.”

Fourth Quarter 2012 Financial Results

Net sales decreased 2.0% to $10.8 million from $11.0 million for the same period last year. The Company estimates that Hurricane Sandy resulted in an estimated $0.7 million in lost sales as a consequence of approximately 230 fully or partially lost operating days spread across 45 stores in New England, the Northeast, and Mid-Atlantic. Store operating weeks increased 28.0% to 735 from 574 for the fourth quarter of 2011.

Cost of sales was $5.1 million compared to $4.8 million and increased 390 basis points to 47.1% as a percentage of net sales. Gross profit decreased 8.7% to $5.7 million from $6.2 million for the fourth quarter of 2011.

Staff expenses remained relatively flat at $5.4 million as compared to the same period last year.

Occupancy expenses were $2.7 million compared to $2.1 million for the fourth quarter of 2011.

General and administrative expenses were $0.9 million, or 8.6% of net sales, compared to $1.0 million, or 9.3% of net sales, for the same period last year.

Adjusted EBITDA was $(1.8) million compared to $(0.5) million for the fourth quarter of 2011. See financial tables for a reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results.

The GAAP net loss attributable to the controlling and non-controlling interests was $(6.4) million compared to a net loss of $(3.0) million for the fourth quarter of 2011.

Entry into Term Sheet to Provide New Capital

To facilitate executing its financial initiatives and to fund future growth, Crumbs entered into a binding term sheet, dated as of April 11, 2013, with Michael Serruya, a Canadian entrepreneur and co-founder and co-owner of Yogen Fruz, a chain of over 1,300 frozen yogurt stores throughout Canada, pursuant to which Crumbs would agree to sell not less than $10 million aggregate principal amount of its senior unsecured convertible promissory notes (the “Notes”) to a company controlled by the Serruya family and other accredited investors.

As contemplated by the term sheet, subject to ownership limitations that will be set forth in the definitive transaction agreements, the holders of the Notes would be entitled to convert them into shares of Crumbs’ common stock at any time at a conversion price of $___ per share. The Notes would have a maturity date that is five years from the date of issuance.  Interest would accrue on the unpaid principal balance of the Notes at the rate of 7.0% per annum, although Crumbs would have the right to pay interest in shares of common stock at the rate of 10.0% per annum provided that Crumbs has an effective registration statement on file with the SEC covering the resale of the shares issued in payment of the interest.  Both the issuance of common stock pursuant to conversion of the Note and the issuance of common stock in payment of the interest are subject to NASDAQ approval and approval of the Company’s stockholders if the issuances would result in 20% or more of the Company’s outstanding stock being issued.

Crumbs would agree that, following the closing, the Board of Directors will nominate Michael Serruya or a designee of Mr. Serruya for election to the Board at each annual meeting of stockholders for so long as he holds the Notes. The Board believes that Mr. Serruya's experience in food and snack retailing will be beneficial to the Company.

Crumbs intends to use the net proceeds of the transaction to fund its store growth and real estate strategies as well as for working capital.

Closing of the transaction is conditioned on the parties’ successful negotiation of definitive transaction agreements, the approval of NASDAQ to list the shares of or designate for quotation, and other customary closing conditions. Crumbs intends to issue a press release describing the transaction in more detail once it enters into definitive transaction agreements or if efforts toward the negotiation of such agreements has been terminated.

The Notes would be offered and sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder. The offer and sale of the Notes, and the offer and sale of the shares of common stock into which the Notes may be converted, have not been, and will not be, registered under the Securities Act. Neither the Notes nor the underlying shares of common stock will be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Crumbs would agree to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock into which the Notes may be converted by the holders of the Notes. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

New Store Development

During the fourth quarter of 2012, Crumbs opened one store in downtown Philadelphia, one mall-based store in New Jersey, and five mall-based kiosks in, or adjacent to, current trading areas.

2013 Outlook

Management intends to strike a balance between opening new stores in super regional malls, upgrading selected existing street stores and closing certain stores that are identified as being incapable of reaching acceptable levels of financial performance. As a result of reducing the number of new store openings, and being more conservative in its expectations relative to the financial performance from existing stores, Crumbs now expects net sales of approximately $57 million for 2013, compared to its previously-reported estimate of $73 million, and adjusted EBITDA of $(3.9) million for 2013, compared to its previously-reported estimate of $3.2 million. Any store closures would further impact both sales and adjusted EBITDA. The Company’s projected sales are predicated on continued weakness at street-level stores offset by positive contributions from newer mall-based stores and kiosks.

See financial tables for a reconciliation of projected adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to projected GAAP results.

The Company anticipates opening about 20 stores in 2013 within its current geographic footprint, of which 9 have opened so far.

Crumbs is also looking to terminate selected existing leases for underperforming street-level stores as part of its ongoing efforts to strengthen its portfolio. These store closures include locations in California, Illinois, Metropolitan New York City, and Washington D.C.

Earnings Call

Crumbs will host an earnings call to discuss fourth quarter 2012 financial results on April 11, 2013 at 5:00 PM Eastern Time. Hosting the call will be Julian R. Geiger, President and Chief Executive Officer, and John D. Ireland, Senior VP of Finance, Chief Financial Officer and Treasurer.

The conference call can be accessed live over the phone by dialing 877-440-5791 or for international callers by dialing 719-325-2326. A replay will be available one hour after the call and can be accessed by dialing 877-870-5176 or 858-384-5517 for international callers; the password is 4767277. The replay will be available until April 25, 2013.

The call will also be webcast live from the Company’s Web site at www.crumbs.com under the Investor Relations section. An archived webcast will be available beginning approximately one hour after the end of the call.

About Crumbs Bake Shop, Inc.

The first Crumbs bake shop opened in March 2003 on the Upper West Side of Manhattan and is well known for its innovative and oversized gourmet cupcakes. The Company currently has 67 locations in 10 states and the District of Columbia, including 17 stores in super regional malls.

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Forward Looking Statements

Some of the statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. Words such as “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “aim,” “will” and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current views concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the pending sale of Notes may not be consummated because the conditions to such closing cannot be satisfied; the risk that the businesses of Crumbs Bake Shop, Inc. and Crumbs Holdings LLC and its wholly-owned subsidiaries will not be integrated successfully; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions are not realized; the risk of disruption from being a public company, making it more difficult to maintain relationships with customers, employees or suppliers; a reduction in industry profit margin; the inability to continue the development of the Crumbs brand; the timing of and ability to achieve profitability of new stores; the inability to manage or fund rapid growth; requirements or changes affecting the business in which Crumbs Bake Shop, Inc. and Crumbs Holdings LLC and its wholly-owned subsidiaries are engaged; our ability to successfully implement new strategies; operating hazards; and competition and the loss of key personnel; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; the ability to meet the NASDAQ Stock Market’s continued listing standards; a lower return on investment; and the general volatility of the market prices of our securities and general economic conditions. These and other risks are discussed in detail in the periodic reports that Crumbs Bake Shop, Inc. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K for the year ended December 31, 2012, and investors are urged to review those periodic reports and its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Crumbs Bake Shop, Inc.’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC. We assume no obligation to update these forward-looking statements except as required by law.

Non-GAAP Information

This press release includes certain numerical measures that are or may be considered “non-GAP financial measures” under the SEC’s Regulation G. “GAAP” refers to generally accepted accounting principles in the United States. The reconciliations of such measures to the most comparable GAAP figures, in accordance with Regulation G, are included herein. Crumbs presents its results in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public, including use of Adjusted EBITDA as a financial measure, which also facilitates comparisons to our historical performance.

The Company is providing Adjusted EBITDA information, which is defined as net income of the combined company, including net income attributable to any non-controlling interest, determined in accordance with all applicable and effective GAAP pronouncements up to December 31, 2010, before interest income or expense, income taxes and any gains or losses resulting from the change in estimate relating to our tax receivable agreement, depreciation, amortization, deferred rent expense, losses or gains resulting from adjustments to the fair value of the contingent consideration, stock-based compensation expense, extraordinary or non-recurring expenses and all other extraordinary non-cash items for the applicable period as a compliment to GAAP results. Adjusted EBITDA measures are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity. Adjusted EBITDA is not considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing our financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Reconciliations of non-GAAP financial measures are provided in the accompanying tables. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Investor Relations Contact:

Tom Ryan/Raphael Gross of ICR

IR@crumbs.com / 646-478-9917

Media Relations Contact:

Quinn Solomon of Crumbs

qsolomon@crumbs.com / 212-221-7105

CRUMBS BAKE SHOP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Net sales	$10,776	$10,993	$43,029	$39,882

Cost of sales	5,076	4,752	19,059	16,946

Gross profit	5,700	6,241	23,970	22,936

Operating expenses
Selling expenses	395	455	1,377	1,588
Staff expenses	5,447	5,352	15,517	14,574
Occupancy expenses	2,720	2,137	10,026	7,205
General and administrative	930	1,021	3,332	2,690
New store expenses	129	308	452	841
Depreciation and amortization	524	423	1,916	1,460
Loss on disposal of property and equipment	4	18	18	18
Loss on impairment of assets	1,869	770	1,869	770
	12,018	10,484	34,507	29,146
Loss from operations	(6,318)	(4,243)	(10,537)	(6,210)

Other income (expense)
Interest and other income	3	9	22	9
Abandoned projects	-	(44)	(111)	(64)
Change in fair value of warrant liability	(109)	1,255	273	3,710
	(106)	1,220	184	3,655

Loss before income tax benefit	(6,424)	(3,023)	(10,353)	(2,555)

Income tax benefit	-	(25)	(7)	(14)

Net loss attributable to the
controlling and non-controlling interests	(6,424)	(2,998)	(10,346)	(2,541)

Less: Net loss attributable to non-controlling interest
	1,063	1,243	2,651	1,054
Net loss attributable to stockholders	$(5,361)	$(1,755)	$(7,695)	$(1,487)

Net loss per common share, basic and diluted	$(0.49)	$(0.32)	$(1.12)	$(0.27)
Weighted average number of common shares outstanding, basic and diluted	10,908	5,506	6,864	5,552

CRUMBS BAKE SHOP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (in thousands, except per share data)

	December 31,	December 31,
	2012	2011
ASSETS

Current assets
Cash	$6,270	$5,941
Trade receivables	259	406
Inventories	559	503
Prepaid rent	600	621
Other current assets	410	197

Total current assets	8,098	7,668

Property and equipment, net	13,209	12,399

Other assets
Deferred tax asset	4,774	4,808
Restricted certificates of deposit	673	673
Intangible assets, net	367	397
Deposits	289	318
Other	477	105

Total other assets	6,580	6,301

	$27,887	$26,368

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$2,080	$2,432
Payroll liabilities	357	250
Sales tax payable	110	69
Gift cards and certificates outstanding	234	180

Total current liabilities	2,781	2,931

Long-term liabilities
Deferred rent	3,791	3,030
Payable to related parties pursuant to tax receivable agreement	2,387	2,387
Warrant liability	382	655

Total liabilities	9,341	9,003

Commitments and contingencies

Stockholders' equity
Preferred stock, $.0001 par value; 1,000 shares authorized;
234 shares issued and outstanding at December 31, 2012
and 390 shares issued and outstanding at December 31, 2011	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
13,392 shares issued, 11,798 outstanding at December 31, 2012
and 7,100 shares issued, 5,506 outstanding at December 31, 2011	1	1
Additional paid-in capital	39,117	26,996
Accumulated deficit	(9,776)	(2,081)
Treasury stock, at cost	(15,914)	(15,914)

Total Crumbs Bake Shop, Inc. stockholders’ equity	13,428	9,002

Non-controlling interest	5,118	8,363

Total stockholders’ equity	18,546	17,365
	27,887	26,368

CRUMBS BAKE SHOP, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA TO NEAREST COMPARABLE GAAP MEASURE
(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Net income (loss) attributed to the controllingand non-controlling interest
	$(6,424)	$(2,998)	$(10,346)	$(2,541)
Non-recurring expenses	-	384	8	532
Stock-based compensation	1,974	1,878	2,256	1,878
Deferred rent	134	289	758	960
Depreciation and amortization	524	423	1,916	1,460
Loss on disposal of property and equipment	4	18	18	18
Loss on impairment of assets	1,869	770	1,869	770
Interest income	-	(4)	(2)	(4)
Abandoned projects	-	44	111	64
Change in fair value of warrant liability	109	(1,255)	(273)	(3,710)
Income tax benefit	-	(25)	(7)	(14)
Adjusted EBITDA	$(1,810)	$(476)	$(3,692)	$(587)